UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2010

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On August 25, 2010, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Master Central Servicing Agreement (the “Agreement”) dated as of May 1, 2004 between Farmer Mac and Zions First National Bank (“Zions”), as amended.  The Amendment amends the Agreement to specify a servicing fee with respect to certain loans that Zions has undertaken to service on behalf of Farmer Mac pursuant to the Amendment.  In addition, the Amendment provides that Zions will remit to Farmer Mac 50 percent of any conversion fee received from a borrower under certain loans serviced by Zions in connection with any conversion of such loan to a different Farmer Mac loan product.

Zions is the largest owner of Farmer Mac’s Class A voting common stock and a major holder of Farmer Mac’s Class C non-voting stock, and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement dated April 28, 2010 and filed with the SEC on April 29, 2010.  The Agreement and the Amendment No. 1 to the Agreement are listed as Exhibits 10.11 and 10.11.1, respectively, in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and filed with the SEC on August 9, 2010.  The Amendment was entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other program participants that do not have a “related party” relationship with Farmer Mac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick
Name:	Jerome G. Oslick
Title:	Senior Vice President – General Counsel

Dated:     August 27, 2010